Exhibit 24.1
CONSENT OF GRASSANO ACCOUNTING, P.A.

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of COMBINED PROFESSIONAL SERVICES, INC. of our reports, as listed below, which appear in the December 31, 2001 annual report on Form 10-KSB of Combined Professional Services, Inc.:

1.	Our Independent Auditors’ Report dated March 9, 2002 on the 2000 and 2001 consolidated financial statements of Combined Professional Services, Inc.

/s/ Grassano Accounting, P.A.
GRASSANO ACCOUNTING, P.A.
Certified Public Accountants

West Palm Beach, Florida
October 4, 2002

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